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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 20, 2000


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                    0-22664                  75-2504748
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)            Identification No.)


  4510 LAMESA HIGHWAY, SNYDER, TEXAS                            79549
(Address of principal executive offices)                       Zip Code
         915-573-1104
              (Registrant's telephone number, including area code)

                                   No Change
         (Former name or former address, if changed since last report.)


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ITEM 5.    OTHER EVENTS.

                             PATTERSON ENERGY, INC.
                     ADDS TWO MEMBERS TO BOARD OF DIRECTORS

Snyder, Texas, November 20, 2000 --- PATTERSON ENERGY, INC. (NASDAQ: PTEN) announces today that on November 6, 2000 the Board of Directors unanimously agreed to amend the By-Laws of Patterson Energy, Inc. to increase the number of board members from five to seven. The Board then unanimously agreed to appoint Mr. Kenneth Peak and Mr. Stephen DeGroat to the newly created positions. Additionally Messrs. Peak and DeGroat will serve on the Company's audit and compensation committees.

Mr. Peak is Chairman, President, Chief Executive Officer and Chief Financial Officer of Contango Oil & Gas Company. Contango explores for and acquires oil and gas properties primarily in the onshore Gulf Coast and offshore Gulf of Mexico. Prior to becoming President of Contango in 1999, Mr. Peak was the President of Peak Enernomics, Incorporated, a company formed in 1990 and engaged in consulting activities to the oil and gas industry. His energy career began in 1973 as a commercial banker in First Chicago's energy group. In 1980, Mr. Peak became Treasurer of Tosco Corporation and in 1982 Chief Financial Officer of Texas International Company (T.I.). His tenure included serving as President of TIPCO, the domestic operation subsidiary of T.I.'s oil and gas operations. Mr. Peak has also served as an officer in the U.S. Navy from 1968-1971. Mr. Peak received a B.S. in physics from Ohio University and a M.B.A. from Columbia University. He currently serves as a director of NL Industries and Cellxion, Inc.

Mr. DeGroat is President and Chief Executive Officer of Broadmark Capital Corporation, a private equity investment bank with offices in New York, San Francisco and Seattle. Mr. DeGroat is also a member of the Management Committee of Broadmark Asset Management, a Registered Investment Advisor. Mr. DeGroat began his career with Drexel Burnham Lambert in sales and prior to forming Broadmark Capital Corporation, Mr. DeGroat was a Principal and Manager of the New York office of Gilford Securities, a regional investment bank. Throughout his career in finance, Mr. DeGroat has managed public underwritings, private equity placements, and merger and acquisition transactions. Mr. DeGroat is actively involved with assisting Broadmark's portfolio companies to develop and execute financing strategies. Mr. DeGroat is a graduate of Fordham University where he received a BA in Economics.

Cloyce A. Talbott, Patterson's Chairman and CEO, commented, "we are pleased with the additions to our Board as both Messrs. Peak and DeGroat have extensive experience and expertise in dealing with financial markets but have diverse and different backgrounds relative to running a business."

Patterson Energy, Inc. a Snyder, Texas based energy company, is one of the leading providers of domestic land-based drilling services to major independent oil and natural gas companies. Patterson currently owns 131 drilling rigs (123 of which are currently operable) with drilling operations in Texas, New Mexico, Utah, Oklahoma and Louisiana.

For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan D. Nelson, Vice President-Finance, Chief Financial Officer
(915) 573-1104

investrelations@patenergy.com



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PATTERSON ENERGY, INC.




Date:  November 20, 2000              By: /s/ CLOYCE A. TALBOTT
                                          -------------------------------------
                                          Cloyce A. Talbott
                                          Chairman and Chief Executive Officer